Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 9, 2020

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Re:	Selective Insurance Group, Inc.—Offering of 8,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 4.60% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B

Ladies and Gentlemen:

We have acted as special New York counsel to Selective Insurance Group, Inc., a New Jersey corporation (the “Company”), in connection with the public offering by the Company of 8,000,000 depositary shares (the “Depositary Shares”), representing 8,000 shares (the “Preferred Shares”) of the Company’s 4.60% Non-Cumulative Preferred Stock, Series B, without par value and $25,000 liquidation preference per share (the “Preferred Stock”). The Preferred Shares are to be deposited with Equiniti Trust Company acting as depositary, registrar and transfer agent (the “Depositary”), pursuant to the Deposit Agreement, dated December 9, 2020 (the “Deposit Agreement”), among the Company, the Depositary, the other parties thereto and the holders from time to time of receipts issued under the Deposit Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)               the registration statement on Form S-3ASR (File No. 333-225452), as amended by Post-Effective Amendment No. 1 thereto, of the Company relating to preferred stock, depositary shares and other securities of the Company filed on December 2, 2020 with the Securities and Exchange Commission (the “Commission”), under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), together with its filed exhibits and including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as amended by Post-Effective Amendment No. 1 thereto, being hereinafter referred to as the “Registration Statement”);

Selective Insurance Group, Inc.

December 9, 2020

(b)               the prospectus, dated December 2, 2020 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)               the preliminary prospectus supplement, dated December 2, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Depositary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)               the prospectus supplement, dated December 2, 2020 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Depositary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)               an executed copy of the Deposit Agreement;

(f)                a global receipt evidencing the Depositary Shares, executed by the Company and registered in the name of Cede & Co. (the “Receipt”);

(g)               an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated December 2, 2020, between the Company and Wells Fargo Securities, LLC, BofA Securities, Inc. and RBC Capital Markets, LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Depositary Shares; and

(h)               an executed copy of a certificate of Robyn P. Turner, Vice President, Assistant General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such documents. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

Selective Insurance Group, Inc.

December 9, 2020

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (“Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Receipt, when issued under the Deposit Agreement against deposit of the underlying Preferred Shares in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters in accordance with the Underwriting Agreement, will be duly and validly issued and entitle the registered holder thereof to the rights specified in such Receipt and in the Deposit Agreement.

The opinion stated herein is subject to the following qualifications:

(a)               we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)               we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)               we have assumed that the Receipt evidencing the Depositary Shares will be signed by one of the authorized officers of the Depositary and registered by such Depositary;

(d)               we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement or the Deposit Agreement with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Underwriting Agreement or the Deposit Agreement; and

(e)               we have assumed that the Preferred Shares have been duly authorized by all requisite corporate action on the part of the Company, have been validly issued, and are fully paid and non-assessable, and certificates therefor have been duly executed and delivered and have been properly deposited with the Depositary pursuant to the terms of the Deposit Agreement.

Selective Insurance Group, Inc.

December 9, 2020

In addition, in rendering the foregoing opinion we have assumed that:

(a)               the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement and the Deposit Agreement;

(b)               the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Underwriting Agreement and the Deposit Agreement;

(c)               each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)               neither the execution and delivery by the Company of the Underwriting Agreement or the Deposit Agreement nor the performance by the Company of its obligations thereunder, including the issuance of the Receipt: (i) conflicts with or will conflict with the certificate of incorporation and bylaws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019), (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to Opined-on Law); and

(e)               neither the execution and delivery by the Company of the Underwriting Agreement or the Deposit Agreement nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Skadden, Arps, Slate, Meagher & Flom LLP